UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Date of Report (Date of earliest event reported) : May 26, 2026

ESG Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-259772	87-1918342
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

433 East Hillendale Rd. Chadds Ford, PA	19317
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	267-467-5871

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

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ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On May 26, 2026, ESG Inc., a Nevada corporation (the “Company”), completed the transactions contemplated by that certain Split-Off and Share Exchange Agreement, dated as of April 10, 2026, by and among the Company, DCG China Limited, Christopher Alonzo, Ever Vast Development Ltd., and Weiwei Gao.

Pursuant to the agreement, the Company transferred 100% of the issued and outstanding shares of ESG China Limited in exchange for the surrender, redemption, retirement and cancellation of an aggregate of 10,432,800 shares of the Company’s common stock. Following completion of the transaction, ESG China Limited and its downstream China operations ceased to be subsidiaries of the Company and will no longer be consolidated with the Company.

The foregoing description is qualified in its entirety by reference to the Split-Off and Share Exchange Agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 13, 2026 and is incorporated herein by reference.

ITEM 8.01. OTHER EVENTS.

In connection with completion of the transaction, an aggregate of 10,432,800 shares of the Company’s common stock were surrendered, redeemed, retired and canceled. Following such cancellation, the Company has 15,475,468 shares of common stock issued and outstanding.

Following the split-off, the Company intends to continue its North America operating business through ESG Provisions, Inc.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

The unaudited pro forma condensed consolidated financial information giving effect to the transaction was included in the Company’s Definitive Information Statement on Schedule 14C filed with the Securities and Exchange Commission on May 5, 2026 and is incorporated herein by reference.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESG INC.

By:	/s/ Zhi Yang
Zhi Yang
Chief Executive Officer
Date:	May 26, 2026

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